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                                                                   EXHIBIT 99(A)
                                                                   -------------

News Release

                                                                        CONTACT:
March 22, 2001                                                Gregory T. Caswell
                                           President and Chief Executive Officer
                                                                  Dennis D. Byrd
                                                    Vice President and Treasurer
                                                                  (207) 774-5000

FOR IMMEDIATE RELEASE
NASDAQ:FCME                                        WEBSITE: www.firstcoastal.com

            FIRST COASTAL ANNUAL MEETING TO BE HELD ON MAY 15, 2001

     PORTLAND, MAINE---First Coastal Corporation (the "Company"), the parent company of Coastal Bank, announced today that the Company's annual meeting of stockholders will be held on Tuesday, May 15, 2001 at 10:00 a.m. (Eastern time) at the DoubleTree Hotel, 1230 Congress Street, Portland, Maine.

     The record date for stockholders to vote at the annual meeting is April 10, 2001.

     First Coastal Corporation is a Portland, Maine-based $219 million bank holding company with Coastal Bank, an FDIC insured, Maine state-chartered bank as its sole operating subsidiary. Coastal Bank currently has eight banking offices located in Brunswick (2), Falmouth, Freeport, Portland (2), Saco and Topsham.


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